Exhibit 99.1
For an extended amount of time, First United Ethanol, LLC’s Board of Directors has been discussing a decision to deregister as a public company with the U.S. Securities and Exchange Commission. As an SEC reporting company, FUEL must report all of its financial and otherwise significant information to the public. This information is available to our competitors which may be helpful in challenging our business operations and market share. Terminating our Company’s public reporting obligations will help to protect this sensitive information. FUEL will also be relieved from having to report possible but not probable issues the company could face, thereby eliminating confusion regarding the stability of FUEL as a viable company. The company’s annual cost of SEC compliance and reporting is currently estimated at $400,000 per year, and continues to escalate. The choice to deregister as an SEC company will save our company and its stockholders a significant amount of money. It will reduce the burden on our management and employees which arises from increasingly stringent SEC reporting requirements, thus allowing management to focus on effectively managing the company. Most importantly, it will allow us to protect proprietary information that will allow us to manage FUEL more efficiently.
The decision to deregister will be voted on by all stockholders. We will hold a specially called members meeting this winter. Prior to the meeting, you will receive a proxy statement explaining the proposed amendments to the company’s operating agreement needed to effect this deregistration. To deregister as a company, we must reclassify our units into significantly different classes of stock. After much discussion and thought, FUEL’s Board of Directors met on August 11, 2010 and approved the reclassification of FUEL’s membership units into three separate classes. Within the next few days, you will receive a letter explaining the proposed classes of stock. This letter will also explain your opportunity to make transfers prior to the reclassification of units so that you may own the requisite number of units to be in your desired class. In regards to potential future dividends, each unit of stock will receive its equal portion of a declared dividend, regardless of its class of stock.
In the event the reclassification is approved by the stockholders, it is the intent of the Board of Directors and management to continue to provide FUEL’s members with financial information on a regular basis as well as to continue to distribute newsletters. The company will also continue to provide members with the company’s audited financial statements. We anticipate that future correspondence to our members will be at least as informative as the information provided at this time, and may be even more meaningful because we will not be restricted by SEC regulations as to what we may or may not disclose.
The letter you receive will explain the proposed changes in detail. After reading the letter, you may contact Alicia Shirah, Director of Communications for FUEL, with any questions at 229-522-2822 or Alicia@firstunitedethanol.com.

Meet the Fuel Folks Josh Edwards is FUEL’s Superintendent in charge of production. He began working with FUEL on July 12. Prior to coming to FUEL, he worked with Western New York Energy, a 50 million gallon per year ethanol plant located in Medina, New York. He served as production manager and shift supervisor during his 2 1/2 years at this ethanol plant. Prior to working in ethanol production, Josh worked for 9 years at Eastman Kodak in Rochester, New York making photographic chemicals and pharmaceuticals.
Josh was born and raised in Orleans County, New York. He and his wife, Audrey, and their children, Nick, 16, Justin, 14, and Katherine, 12, now live in Thomasville. Josh is an avid outdoorsman with the distinction of being a 3 time New York State Duck Calling Champion.
Since July 22nd, FUEL has received 1.6 million bushels of local corn. According to Brad Kusterman, Director of Grain Marketing and Feed Ingredient Sales, he and his staff have contracted over 1.7 million bushels of local corn, but he hopes to purchase over 2 million bushels during local harvest.
Our grains employees have enjoyed a very busy harvest as we have averaged over 125 inbound corn trucks per day. FUEL’s employees strive to provide excellent customer service with a focus on getting corn trucks unloaded as quickly as possible. Our employees are constantly improving our procedures in an effort to alleviate wait times. On August 9, 169 corn trucks passed over the scales and proceeded to the unloading area in an average time of 4.6 minutes per truck. The following day, 173 trucks delivered local corn to FUEL. While on the scales, the corn is probed and tested for weight, moisture, damage and aflatoxin.
FUEL receives corn seven days a week during local harvest and offers extended hours, weather permitting. Our experienced grain managers are accessible for pricing information and our daily bids are posted on our website at www.firstunitedethanol.com.
This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission (“SEC”).
Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives);Limitations and restrictions contained in the instruments and agreements governing our indebtedness; Our ability to generate sufficient liquidity to fund our operations, debt service requirements and capital expenditures; Changes in the availability of credit to support the level of liquidity necessary to implement our risk management activities; Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries; Difficulties or disruptions we may encounter during the initial operating period at our plant; Changes in the environmental regulations that apply to our plant site and operations; Changes in the availability and price of natural gas and corn, and the market for distillers grains; Changes in our business strategy, capital improvements or development plans; Overcapacity within the ethanol industry; Changes and advances in ethanol production technology; and Competition from alternative fuel additives.
Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.